                                                                      Exhibit 23





                        Consent of Independent Auditors
                        -------------------------------




             We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-11335) pertaining to the McDonald & Company Investments, Inc. Stock Option Plan, Registration Statement (Form S-8 Number 33-37603) pertaining to the McDonald & Company Investments, Inc. 1990 Stock Option Plan for Outside Directors, Registration Statement (Form S-8 Number 33-54521) pertaining to the McDonald & Company Investments, Inc. 1993 Stock Bonus Plan, Registration Statement (Form S-8 Number 33-65491) pertaining to the McDonald & Company Investments, Inc. 1995 Stock Bonus Plan, and Registration Statement (Form S-8 Number 33-65489) pertaining to the McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan, of our report dated April 30, 1996, with respect to the consolidated financial statements of McDonald & Company Investments, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended March 29, 1996.


                                        /s/ Ernst & Young LLP




Cleveland, Ohio
June 24, 1996





                                      77